Exhibit 10.1
C. J. QUEENAN, jr.
HENRY W. QLIVER BUILDING
535 SMITHFIELD STREET
PITTSBURGH, PA 15222-2312

queenan@kl.com	(412) 355-6436
Fax: (412) 355.8307
August 4, 2005
Dear Robert:
     This letter is written to confirm that by reason of the action taken by the Personnel and Compensation Committee on August 3, 2005, your “Base Salary” for all purposes of the Amended and Restated Employment Agreement dated as of April 25, 2001, with Teledyne Technologies Incorporated is $700,000 effective September 1, 2005.
Sincerely,
CJQir/djw
Dr. Robert Mehrabian
5388 Baseline Avenue
Santa Ynez, CA 93460-9346

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